UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

STRATEGY INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42509	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Towers Crescent Plaza
Tysons Corner, Virginia		22182
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
10.00% Series A Perpetual Strife Preferred Stock, par value $0.001 per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, par value $0.001 per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, par value $0.001 per share	STRD	The Nasdaq Global Select Market
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 30, 2025, Strategy Inc (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended September 30, 2025. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

Adjustment to Dividend Rate on Variable Rate Series A Perpetual Stretch Preferred Stock

On October 30, 2025, the Company increased the regular dividend rate per annum on the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share (“STRC Stock”) from 10.25% to 10.50% effective for monthly periods commencing on or after November 1, 2025. The Company announced this new rate via its website, www.strategy.com/strc.

Cash Dividend Declaration

On October 30, 2025, the Company announced that its board of directors had declared the following cash dividend, payable on November 30, 2025 (or, if such day is not a business day, the next business day) to stockholders of record as of 5:00 p.m., New York City time, on November 15, 2025:

Preferred Stock	Ticker	Period	Cash Dividend Per Share
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	Month ended November 30, 2025	$0.875 (1)

(1)
The cash dividend declared on STRC Stock for the month ending November 30, 2025 represents a per annum dividend rate of 10.50%.

ROC Dividend Guidance

From a US federal income tax perspective, to the extent distributions on the Company’s various classes of equity are not treated as being made out of its accumulated or current earnings and profits, they will be treated generally as tax-deferred recovery of capital to the extent of the investor’s tax basis (in the case of a US investor) and will be treated as exempt from US dividend withholding tax (in the case of a non-US investor). The Company does not have any accumulated earnings and profits, and does not expect to generate current earnings and profits in the current year or the foreseeable future, i.e. ten years or more.

Item 7.01.	Regulation FD Disclosure.

Strategy Dashboard

The Company also maintains a dashboard on its website (www.Strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Items 2.02 (including Exhibit 99.1) and 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated October 30, 2025, regarding the Company’s financial results for the quarter ended September 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategy Inc
(Registrant)

Date:	October 30, 2025	By:	/s/ Andrew Kang
Andrew Kang
Executive Vice President & Chief Financial Officer